Exhibit 99.1

GTY Technology Holdings Announces: Execution of a Definitive Financing Agreement, Reaffirmation of 2020 Revenue Guidance, and a Review of Strategic Alternatives

(Austin, Texas, February 14, 2020) – GTY Technology Holdings Inc. (Nasdaq: GTYH) (“GTY”), a leading vertical SaaS/Cloud solution for the public sector, announced the following:

Execution of Definitive Financing Agreement

The Company announced today that on February 14, 2020, it entered into a definitive credit agreement providing for a $12 million unsecured loan (the “Loan”) with funds managed by UBS O’Connor LLC. The proceeds of the Loan will be used for working capital and general corporate purposes.

John Curran, CFO, stated, “This is a great opportunity to work with a top tier investment manager and we look forward to expanding our relationship with one of our key institutional investors. This financing further strengthens our balance sheet and allows us to continue to invest in our sales force as we pursue our growth strategy.”

Reaffirms 2020 Full Year Guidance

The Company reaffirmed its FY 2020 full year revenue guidance previously announced on January 14, 2020 of a range of $56 million to $62 million and non-GAAP revenue in the range of $57 million to $63 million.

Review of Strategic Alternatives

The Company also announced today that it is reviewing a broad range of potential strategic alternatives focused on maximizing shareholder value. These alternatives could include, among others, continuing to execute on the Company’s business plan or entering into one or more potential strategic transactions. The Company has retained Credit Suisse Securities (USA) LLC to serve as financial advisor to assist in this review.

“GTY Technology Holdings is committed to delivering value to all our stakeholders, including our customers, stockholders, and employees,” said Stephen Rohleder, Chairman and CEO. “GTY is focused on becoming the pre-eminent native SaaS/Cloud software company serving the Public Sector market in North America. We continue to be excited by our growth opportunities in the public sector as our customers continue on their digital modernization journeys. As we seek to accelerate the scaling of our business and enhance stockholder value, the Board is reviewing a broad range of potential strategic alternatives to best position the Company for the future.”

The Company has not set a timetable for the conclusion of this review, nor has it made any decisions related to any potential strategic alternatives at this time. There can be no assurance that the strategic review process will result in a transaction or other strategic change or outcome. The Company does not intend to provide updates unless or until it determines that further disclosure is appropriate or necessary.

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About GTY Technology Holdings Inc.

GTY Technology Holdings Inc. (NASDAQ: GTYH) is a leading public sector SaaS company which offers a cloud-based suite of solutions for primarily North American state and local governments. For more information, please visit www.gtytechnology.com.  The following is a brief description of each of GTY’s six business units.

About Bonfire

Bonfire, a leader in strategic sourcing and procurement technology, empowers organizations to make the right purchasing decisions. With tools to support the entire vendor lifecycle (sourcing, contract management, and vendor performance), Bonfire goes beyond traditional mechanics to make complex decision making easy. Bonfire works the way you do on a single cloud platform designed to unite stakeholders, absorb compliance requirements, and facilitate advanced evaluation techniques. The combination of flexible technology with world-class customer service makes Bonfire the solution of choice for both public and private sector organizations of all sizes around the globe. Bonfire was named as a 2018 Gartner Cool Vendor.

About CityBase

CityBase gives people and businesses an intuitive way to interact with utilities and government agencies. CityBase’s technology dramatically improves constituent services through payment solutions, digital services and API development for cities, states and utilities.

About eCivis

Since 2000, eCivis has been the most trusted and widely used SaaS grant management system by state, local and tribal governments. eCivis helps thousands of government agencies maximize their grant revenues, track their financial and program performance, prepare cost allocation plans and budgets, and access free open data tools to make sense of Federal data.

About Open Counter

Open Counter builds user-friendly software to guide applicants through complex permitting and licensing procedures, guiding applicants through the process by estimating the total fees and requirements for the project, and allowing applicants to apply and pay for permits online.

About Questica

Questica’s budget preparation and management software suite – Questica Budget – Integrates with more than 25 financial systems and other systems. This ensures organizations can access all the information they need to develop, track, monitor and adjust their budgets, plus report out to stakeholders when and to who they need to. Questica Budget Suite’s Operating, Salary, Capital and Performance modules ensure public sector organizations have a clear view into their budgets, forecasts and expenditures, thus enabling those organizations to deliver on their financial and non-financial strategic objectives. Additionally, Questica’s easy-to-use OpenBook transparency and data visualization software can be used to share an organization’s financial and non-financial information with both its internal and external stakeholders.

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About Sherpa

Sherpa is a provider of public sector budgeting software and consulting services. Sherpa’s highly-configurable software enables rapid and collaborative implementations. Clients have benefitted from a unique deployment model, staffing projects with consultants averaging 20 years of experience and having one project team from sales through implementation to post-implementation support.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance and the review and evaluation of strategic alternatives. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) statements related to the ability of the Company to consummate any of the proposed transactions, including with respect to the review of strategic alternatives; (2) the lack of actionable alternatives being identified in connection with the strategic alternative review; (3) risks relating to the substantial costs and diversion of personnel’s attention and resources due to the strategic alternative review; (4) the outcome of the New York and California lawsuits among the Company, OpenGov, Inc. and the other parties thereto, as well as any other legal proceedings that may be instituted against the Company; (5) the inability to maintain the listing of the Company’s common stock on The Nasdaq Stock Market; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (8) any government shutdown which impacts the ability of the Company’s customers to purchase its products and services; and (9) other risks and uncertainties included in the Company’s prospectus on Form 424B4 filed with the SEC on June 6, 2019, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. We caution you that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

Use of Non-GAAP Financial Measures

GTY has provided in this release the following non-GAAP financial measure: non-GAAP revenue.

GTY’s management uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating GTY’s ongoing operational performance and trends. However, it is important to note that particular items GTY excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the following reconciliation of non-GAAP revenue to its most directly comparable GAAP financial measure, revenue.

Non-GAAP Revenue. Non-GAAP revenue is defined as GAAP revenue adjusted for the impact of purchase accounting resulting from its business combination which reduced its acquired contract liabilities to fair value. The Company believes that presenting non-GAAP revenue is useful to investors as it eliminates the impact of the purchase accounting adjustments to revenues to allow for a direct comparison between current and future periods.

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GAAP to Non-GAAP Reconciliation for FY2020

	Low	High
GAAP revenue estimate FY2020	$56M	$62M
Purchase accounting adjustment to revenue FY2020	$1M	$1M
Non-GAAP revenue estimate FY2020	$57M	$63M

Company Contacts:

Carter Glatt

Senior Vice President, Corporate Development, GTY

carter@gtytechnology.com

(702) 945-2898

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